SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2002

                             GREENHOLD GROUP, INC.

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(Exact name of registrant as specified in its charter)


Florida                         000-29707               65-0910697
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(State or other jurisdiction     (Commission             (I.R.S. Employer
   of incorporation)              File Number)            Identification No.)


                    1995 E. Oakland Park Boulevard Suite 350
                         Fort Lauderdale, Florida 33306
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                     (Address of principal executive office)
                                  (Zip code)


Registrant's telephone number including area code: (954) 564-0006
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(Former name or former address, if changed since last report)

Exhibit Index on Page 5




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ITEM 2. 	Acquisition or Disposition of Assets

     Effective April 15, 2002 we executed an agreement to purchase all of the outstanding shares of Dot (SR), Inc for a consideration of $4 million and 1 million shares of our common stock. We have delivered the portion of the payment consisting of 1 million shares of our common stock and have executed promissory notes with the three former shareholders of Dot (SR), Inc. for a total amount of $4 million.

    The principal amount of the notes is due either: (a) in four equal installments on each of the first four anniversary dates of the execution of the note or (b) on or before the closing of a transaction resulting in registrant receiving net proceeds of a minimum of $5,000,000 from either the sale of any class of its preferred or common stock or through the issuance of any debt. We anticipate that the funds necessary to satisfy this note under scenario (a) above will be raised from sales of dot (SR) registrations.

    Dot (SR), Inc. was owned by three individuals: Mr. John Harris, our President, owned twenty-five percent (25%), Mr. Dana Gallup, a holder of 15.82% of our common stock, owned twenty-five percent (25%) and a third individual who is unaffiliated with us owned the remaining fifty percent (50%). Dot (SR), Inc has the world wide marketing rights to the country code Top Level Domain .sr. Dot (SR) and is marketing the name registrations to corporations world wide which are mandated to register their names, brands, and trade marks in each ccTLD and the company believes there will be about 10,000 registration by these corporation during the first two years of operation. In addition, Dot (SR), Inc has an agreement with a third party provider to provide email addresses based on first@last.sr and believes there is a world market in excess of 1.5 billion customers. The ccTLD of .sr means senior in English, senor in Spanish, signori in Italian and senhour in Portuguese.

    The acquisition price was determined based upon the prior sales of two ccTLDs by the former shareholders of Dot (SR), Inc. Both of these sales were made to independent third parties in arms length negotiated transactions.

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ITEM 5.	Other Events.

     On April 17, 2002, we entered into an Operator Purchase Agreement with Motorola, Inc. to purchase their "Canopy" wireless internet system, which we will deploy in the Fort Myers and Inverness areas of Florida. In addition, once we have completed certain technical training we will become a reseller for the Canopy system and we will begin marketing to ISPs throughout Florida. We expect to complete the training and begin selling to other ISPs before the end of May 2002.



ITEM 7.  	Financial Statements, Pro Forma Financial Information and Exhibits.

c)  Exhibits

4.2	Promissory Note dated April 15, 2002 with John D. Harris.

4.3	Promissory Note dated April 15, 2002 with Dana M. Gallup.

4.4	Promissory Note dated April 15, 2002 with Mitchell Tjinadjie.

10.3  	Stock Purchase Agreement dated as of April 15, 2002 between Greenhold
        Group, Inc. and Dot(SR), Inc.

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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


						GREENHOLD GROUP, INC.
						Registrant


Date: April 24, 2002	     			By:  /s/ John Harris
                                                     ---------------
                                                     John Harris, President


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                            INDEX TO EXHIBITS
                                 FORM 8-K

Exhibit
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4.2	Promissory Note dated April 15, 2002 with John D. Harris.

4.3	Promissory Note dated April 15, 2002 with Dana M. Gallup.

4.4	Promissory Note dated April 15, 2002 with Mitchell Tjinadjie.

10.3	Stock Purchase Agreement dated as of April 15, 2002 between
        Greenhold Group, Inc. and the shareholders of Dot(SR), Inc.


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